As filed with the Securities and Exchange Commission on November 14, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1388360
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11425 West Lake Park Drive
Milwaukee, Wisconsin	53224
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange in which

to be so registered

each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

On November 10, 2005, ARI Network Services, Inc. (the “Company”) amended the Rights Agreement dated August 7, 2003, between the Company and American Stock Transfer & Trust Company and thereby also amended the related preferred share purchase rights.  The amendment effects a few technical and clarifying changes by amending the definition of “Acquiring Person” and eliminating the restriction on the Board to exchange the rights for ARI common stock if a person acquires more than 50% of the Company’s common stock.

Item 2.

Exhibits.

1.1

First Amendment to the Rights Agreement dated November 10, 2005, incorporated by reference to Exhibit 10.1 of Form 8-K dated November 10, 2005, filed November 14, 2005.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARI NETWORK SERVICES, INC.

By: /s/ Brian E. Dearing

Brian E. Dearing

Chairman, President and

Chief Executive Officer

Dated: November 10, 2005